TAIT | WELLER
FOCUS. EXPERTISE. RESULTS.

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Upright Growth Fund and to the use of our report dated January 12, 2018 on the financial statements and financial highlights of Upright Growth Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

TAIT, WELLER & BAKER, LLP

Philadelphia, Pennsylvania
February 28, 2018